CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is entered into as of March 15, 2024 (the “Effective Date”) by and between [                  ] (“Purchaser”), and AXIM Biotechnologies, Inc., a Nevada corporation (“Issuer”), with reference to the following facts:

RECITALS

A.Issuer desires to issue a convertible note to Purchaser, face value [     ], a copy of which is attached hereto as Exhibit A (the “Convertible Note”), as full payment for any and all outstanding unpaid compensation, including but not limited to fees for services, salary and/or benefits owed to Purchaser for all periods up to and including the Effective Date (the "Past Due Compensation"); and

B.Purchaser desires to accept the Convertible Note as payment in full for the Past Due Compensation.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1.Representations and Warranties. Purchaser is an "accredited investor" (or a corporation or entity not formed for the purpose of investing in Issuer) as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

2.Purchase Price. Purchaser shall acquire the Convertible Note in exchange for satisfaction of any and all Past Due Compensation owed and outstanding to Purchaser as of the Effective Date in the amount of [     ] (the “Purchase Price”).  Upon execution of this Agreement and issuance of the Convertible Note, the Purchase Price owed to Issuer and the Past Due Compensation owed to Purchaser shall be deemed satisfied.

3.Covenants and Representations.

(a) Issuer covenants that (i) it has received all necessary authorizations and approvals to issue the Convertible Note, and (ii) it shall promptly issue and deliver the Convertible Note in the name of Purchaser following execution of this Agreement.

(b) Purchaser covenants that (i) it has received all necessary authorizations and approvals to acquire the Convertible Note, (ii) that it is aware of the risks associated with acquiring the Convertible Note, and (iii) that by accepting the Convertible Note, Purchaser agrees and acknowledges that the Purchase Price is equal to any and all Past Due Compensation owed and outstanding to Purchaser as of the Effective Date in the amount of  the Purchase Price, which amount shall be satisfied in full upon issuance of the Convertible Note and that Purchaser shall have no other recourse for payment of such Past Due Compensation other than the Convertible Note.

4.Choice of Law; Venue.  This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California and the federal law of the United States without reference to principles of conflicts of law.  The parties agree that, in the event of any dispute arising out of this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in San Diego, California, and that each party hereto waives any objection to such venue based on forum non conveniens.

5.Severability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions.

6.Further Assurances.  Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

7.Entire Agreement. This writing constitutes the entire Agreement between the parties in regard to the subject matter herein and replaces and supersedes any previous agreement that may exist. This Agreement can only be modified by a written amendment or modification signed by both parties.

8.Counterparts/Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.  In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

IN WITNESS WHEREOF, the parties hereto have executed this Convertible Note Purchase Agreement as of the day and year first written above.

ISSUER:	PURCHASER:

AXIM Biotechnologies, Inc.
a Nevada Corporation

By: Robert T. Malasek	[ ]
Its: CFO